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                                                                    EXHIBIT 99.1

CONTACTS:                      FOR IMMEDIATE RELEASE

MEDIA AND INVESTORS
Stuart Kupinsky
Voice: 703.762.5100


            TELIGENT ANNOUNCES PURCHASE AGREEMENT FOR COMPANY'S CORE
                               BUSINESS AND ASSETS

VIENNA, VA, AUGUST 24, 2001 - Teligent, a provider of fixed wireless broadband communication services to businesses, announced today that it has entered into an agreement for the purchase of the company's core business and related assets. The potential acquirer is a new company established to further Teligent's mission of providing low cost, high quality communications solutions for small and medium-sized businesses.

Under the agreement, the new company will pay in excess of $115 million, subject to the completion of financing, for Teligent's core domestic fixed wireless business and assets with the aim of fully funding the current operations in 11 markets. The 11 markets are Boston, Chicago, Cleveland, Dallas, Hartford, Houston, Los Angeles, New York, Philadelphia, Phoenix and Washington, DC.

"This agreement to acquire Teligent's core business clearly demonstrates confidence in our fixed-wireless approach to providing the last mile communications solution," said Jim Continenza, Teligent's COO. "We believe the new company will have sufficient financial resources to fully serve our customers, leveraging our local infrastructure and moving the business forward."

Under the terms of the agreement, Mr. Continenza is expected to assume the role of CEO of the new company. The current Teligent senior management team will remain intact and a new Chief Financial Officer will be named in the near future.

Teligent voluntarily filed for Chapter 11 bankruptcy protection on May 21, 2001 and has been actively seeking investors and/or companies interested in acquiring the company's business or assets.

Teligent has filed with the U.S. Bankruptcy Court in New York seeking authority to conduct an auction of the company's core business or assets with the potential acquirer as the initial bidder, subject to higher and better offers. Upon conclusion of the auction process, the purchase agreement is subject to numerous approvals including the U.S. Bankruptcy Court, the FCC, the Department of Justice, and state regulatory agencies.

ABOUT TELIGENT

Based in Vienna, Virginia, Teligent, Inc. is a provider of fixed wireless broadband communications offering business customers local, long distance, high-speed data and dedicated Internet services over its digital SmartWave(TM) local networks in major


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markets throughout the United States. Teligent's offerings of regulated services are subject to all applicable regulatory and tariff approvals.

For more information, visit the Teligent website at: www.teligent.com

Teligent is a registered trademark of Teligent, Inc.

Except for any historical information, the matters discussed in this press release contain forward-looking statements that reflect the company's current views regarding future events. These forward-looking statements involve risks and uncertainties that could affect the company's growth, operations, markets, products and services. The company cannot be sure that any of its expectations will be realized. Factors that may cause actual results, performance or achievement to differ materially from those contemplated by its forward looking statements include, without limitation: 1) the success of the company in consummating the transaction, including the completion of financing by the acquirer; 2) federal and state regulatory approvals, including the FCC, DOJ, and state approvals; 3) approval of the U.S. Bankruptcy Court; 4) the volatility of the market, including changes in the valuations of other telecommunications and fixed wireless telecommunications companies; 5) the company's ability to successfully implement its new on-net strategy; 6) the timely supply of telecommunications equipment critical for the services the company provides; 7) the ability of the company to hire or retain qualified personnel to operate its business; 8) the impact of changes in telecommunication laws and regulations; 9) The success the company has in gaining regulatory approval for its products and services, when required; 10) the ability of the company to adjust to rapid changes in technology and to prevent misappropriation of its technology; 11) the intensity of competition in the markets in which the company provides service and its ability to attract and retain a sufficient number of revenue-generating customers in such markets; 12) the company's ability to obtain access to new building locations; 13) general economic conditions and the condition of the financial markets, particularly within the communications and technology sectors which have historically been more volatile than the markets; and 14) other factors discussed in the company's filings with the Securities and Exchange Commission.